UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SHAPEWAYS HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SHAPEWAYS HOLDINGS, INC.
12163 Globe St.
Livonia, MI 48150

SUPPLEMENT TO PROXY STATEMENT DATED MAY 1, 2023
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2023

This Supplement to Proxy Statement, dated May 15, 2023 (this “Supplement”), supplements the definitive proxy statement filed by Shapeways Holdings, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (“SEC”) on May 1, 2023 (the “Proxy Statement”) and made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for use at the 2023 Annual Meeting of Stockholders, scheduled to be held virtually on Thursday, June 15, 2023 at 10:00 a.m. (Eastern Time) (the “Annual Meeting”). This Supplement is being filed with the SEC and made available to stockholders on or about May 15, 2023.

Updated Information Regarding Proposal 3

The New York Stock Exchange (“NYSE”) notified the Company of the NYSE’s ruling that Proposal 3 in the Proxy Statement (to amend our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-3 to 1-for-12, such ratio to be determined by our Board of Directors at a later date) is a “routine” matter under NYSE rules. Therefore, brokers may vote uninstructed shares regarding Proposal 3. The Proxy Statement previously advised stockholders that Proposal 3 is a non-discretionary or “non-routine” matter. As a result of NYSE’s ruling, if you own your shares through a bank, broker or other nominee and you do not provide them with specific voting instructions, the bank, broker or nominee is permitted in its discretion to cast a broker vote with respect to your shares on Proposal 3. If you wish to prevent your bank, broker or other nominee from voting on Proposal 3 in their discretion, you should complete, sign and submit your voting instruction card or provide voting instructions to your bank, broker or nominee by internet or telephone as described under “Questions and Answers About This Proxy Material and Voting – How do I vote?” on page 3 of the Proxy Statement, specifying the manner in which you want your shares to be voted.
The answer to the question titled “How are votes counted?” on page 4 of the Proxy Statement is hereby revised to read in its entirety as follows:

“Votes will be counted by the inspector of election appointed for the 2023 Annual Meeting, who will separately count “For,” “Against” and “Withhold” votes, abstentions and broker non-votes. Abstentions will be counted as present for purposes of determining the presence of a quorum. For Proposal 1, abstentions will not be considered as votes cast for or withheld for any director, and will therefore have no effect on the outcome of the vote. For Proposal 2, abstentions will not be considered as votes cast for or against such proposal, and will therefore have no effect on the outcome of the vote. Abstentions will have the effect of a vote “Against” Proposals 3 and 4. Broker non-votes, as described in the next paragraph, will have no effect on and will not be counted towards the vote total for Proposals 1, 2 and 3. Broker non-votes will have the effect of a vote “Against” Proposal 4.

If your shares are held by your bank or broker as your nominee (that is, in “street name”), you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name without your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under current NYSE rules, any election of a member of the Board, whether contested or uncontested, is considered “non-discretionary” and therefore brokers are not permitted to vote your shares held in street name for the election of directors in the absence of instructions from you. Proposal 1 and Proposal 4 are each a non-discretionary matter and therefore if you hold your shares through a broker, nominee, fiduciary or other custodian, your shares will not be voted on those proposals unless you provide voting instructions to the record holder.”

The answer to the question titled “How many votes are needed to approve each proposal?” on page 5 of the Proxy Statement is hereby revised to read in its entirety as follows:

“• For Proposal 1, directors are elected by a plurality of the votes cast with respect to such director. This means that nominees receiving the most “For” votes will be elected. Abstentions and broker non-votes are not considered votes cast on this proposal and will not have any effect on the election of directors.

• To be approved, Proposal 2, to ratify the appointment of Withum Smith+Brown as our independent registered public accounting firm for the fiscal year ending December 31, 2023, must receive a “For” vote from the majority of the votes cast at the 2023 Annual Meeting. Abstentions are not counted as a vote cast for or against the proposal and therefore have no effect on the outcome of the vote. A broker or other nominee may generally vote in their discretion on routine matters, and therefore broker non-votes are not expected in connection with Proposal 2.

• To be approved, Proposal 3, to amend the Company’s Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-3 to 1-for-12, such ratio to be determined by the Board of Directors at a later date, must receive a “For” vote from at least a majority of the outstanding shares of common stock. Abstentions will have the effect of a vote “Against” Proposal 3. Broker non-votes are not expected in connection with Proposal 3.

• To be approved, Proposal 4, which seeks to approve and adopt the Officer Exculpation Amendment, must receive a “For” vote from at least a majority of the outstanding shares of common stock. Abstentions and broker non-votes will have the effect of a vote “Against” Proposal 4.”

The section titled “Recommendation and Vote Required” in the description of Proposal 3 on page 41 of the Proxy Statement is hereby revised to read in its entirety as follows:

“The affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock, on the record date is required to adopt and approve the Reverse Stock Split Proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes are not expected in connection with this proposal.”

Except as described in this Supplement, none of the items or information presented in the Proxy Statement is affected by this Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the Proxy Statement contains other important additional information. This Supplement should be read in conjunction with the Proxy Statement.

If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote.